EXHIBIT 10.4

__________

SECURED LOAN AGREEMENT

Between:

TAPIMMUNE INC.

And:

[------------------------]

TapImmune Inc.
Unit 2, 3590 West 41st Avenue, Vancouver, British Columbia, Canada, V6N 3E6
__________

--  Share/Asset Purchase and Management Services Agreement --
--  Azco Mining Inc.  --
2745023.1

SECURED LOAN AGREEMENT

THIS SECURED LOAN AGREEMENT is dated and made for reference as fully executed effective on this [----] day of [------------] 2009 (the “Execution Date” herein).

BETWEEN:

TAPIMMUNE INC., a company incorporated under the laws of the State of Nevada, U.S.A., , and having an address for notice and delivery located at Unit 2, 3590 West 41st Avenue, Vancouver, British Columbia, Canada, V6N 3E6

(the “Borrower”);
OF THE FIRST PART

AND:

[----------------------]

(each, a “Lender”, and together, the “Lenders”);
OF THE SECOND PART

(the Borrower and the Lenders being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.                      The Parties hereto have now reached an agreement whereby the Lenders have agreed to advance, by way of loan or loans to the Borrower (collectively, the “Loan”), the aggregate principal sum of up to one hundred and seventy five thousand dollars (U.S. $175,000) in lawful money of the United States (collectively, the “Principal Sum”), on the basis of certain security for such Loan Principal Sum monies (collectively, the “Security”) having been and to be provided by the Borrower on the following terms and conditions, with interest accruing on the Principal Sum at the rate of thirty percent (30%) per annum, calculated daily and payable in full quarterly during the continuance of any portion of the Loan hereunder (the “Interest”) and prior to maturity; and

B.The Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the principle terms and conditions of the proposed Loan of the Principal Sum monies and the Security therefore as contemplated therein and, correspondingly, that it is their intention by the terms and conditions of this “Secured Loan Agreement” (the “Agreement”) to clarify their respective duties and obligations with respect to the within Loan and Security to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the proposed advancement by the Lenders to the Borrower of up to the entire and aggregate Principal Sum by way of the within Loan, the receipt and sufficiency of which is hereby acknowledged by the Borrower, and in consideration of the mutual agreements herein contained, THE PARTIES HERETO MUTUALLY COVENANT AND AGREE AS FOLLOWS:

Article I
GENERAL PROVISIONS, SCHEDULES AND INTERPRETATION

1.1Entire agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

1.2Enurement.   This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

1.3Schedules.   The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

1.4Time of the essence.   Time will be of the essence of this Agreement.

1.5Representation and costs.   It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers – Patent & Trademark Agents, acts solely for the Borrower, and, correspondingly, that the Lenders have been required by each of Lang Michener LLP and the Borrower to obtain independent legal advice with respect to its review and execution of this Agreement.   In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Borrower and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Borrower for certain of such persons to act in a similar capacity while previously acting for the Borrower as counsel.  Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation.  Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Borrower.

1.6Applicable law.   The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

1.7Further assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

1.8Invalid provisions.   If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

1.9Currency.   Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States of America.

1.10Severability and construction.   Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

1.11Captions.   The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

1.12Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

1.13No partnership or agency.   The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

1.14Consents and waivers.   No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)constitute a general waiver under this Agreement; or

(d)eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

1.15                      Remedies non-exclusive.   No remedy herein and any and all supporting documents which are conferred on the Lenders is intended to be exclusive.  Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under law, equity or by statute or otherwise.  Commencement of exercising any remedy by the Lenders shall not preclude the simultaneous or later exercise by the Lenders of any and all other remedies.

1.16                      Notices.   Any notice, direction or other document or instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivering or mailing by registered mail or sending by telegram, telex, facsimile transmission or by any other similar form of electronic communication to the addresses set forth first above for each of the Parties hereto.  All such notices, directions or documents aforesaid shall:

(a)	if delivered be deemed to have been given or made at the time of delivery;

(b)
if mailed by registered mail within the Province of British Columbia and properly addressed be deemed to have been given or made on the fifth day following the day on which it was so mailed or posted provided that if there shall be a strike amongst the personnel of the Post Office or other labour strike or dispute which would affect delivery of such mail in the normal course, then any such notices or materials shall only be effective if actually delivered; and

(c)
if sent by telegram, telex, facsimile transmission or by other similar form of electronic communication be deemed to have been given or made on the date following the day on which it was so transmitted.

Any Party may give written notice of change of address in the same manner as provided above to the other Parties and upon which such address shall be the address for the giving of notices hereunder.

1.17                      No merger of judgment.   The taking of judgment by the Lenders on any covenant contained herein or on any covenant set forth in this Agreement or other security agreements, for payment of the indebtedness or performance of obligations thereby secured, does not operate as a merger of any such covenant or affect the rights of the Lenders to interest at the rate and times provided in this Agreement on any of the money owing to the Lenders hereunder, and that judgment shall provide that the interest thereon shall be calculated at the same rate and in the same manner as herein provided until the judgment is fully paid and satisfied.

1.18Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

ScheduleDescription

Schedule “A”:Debenture;
Schedule “B”:Warrant Certificate;
Schedule “C”:Security Agreement; and
Schedule “D”:Piggyback Registration Rights Agreement.

1.19Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c)any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d)words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

1.20Amendment.This Agreement may only be amended with the prior written consent of all of the parties hereto.

Article 2
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1                      General.   The Borrower hereby represents to, warrants to and covenants with each Lender, as set forth in this Article, that all representations, covenants and warranties made hereunder shall survive the execution and delivery of the security and supporting documents to such Lender and any disbursements or advance of the Loan monies, and no investigation at any time made by or on behalf of such Lender shall diminish in any respect whatsoever that Lender’s right to rely thereon.  All statements contained in any certificate or other instruction delivered by or on behalf of the Borrower pursuant to this Agreement shall constitute representations and warranties made by the Borrower hereunder.

2.2                      Power of the Borrower.   The Borrower has, and shall until repayment in full of the Principal Sum and any Interest thereon, have all requisite power and authority to enter into this Agreement and grant the Security and supporting documents as required by the Lenders.

2.3                      Binding effect.   This Agreement and the Security and supporting documents have been or will be duly and validly authorized, executed and delivered by the Borrower to the Lenders upon the execution of this Agreement and are or will be valid obligations legally binding on the Borrower and enforceable in accordance with their respective terms.

2.5                      Contravention of law.   Neither the execution and delivery of this Agreement, nor the Security and supporting documents, nor the performance of or compliance with any of their respective terms, will contravene any provision of any law, regulation, order or permit applicable to the Borrower, or result in a breach, or constitute a default under, or require any consent under the terms or conditions of any agreement or instrument to which the Borrower is a party.

2.6Organization.The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

2.7Valid Issuance.  Each of (i) the Debentures, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and (ii) the Warrants when issued, sold and delivered in accordance with the terms and for the consideration set forth in the corresponding Warrant Certificate will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable provincial, state and federal securities.  The Debentures and the Warrants will be issued in compliance with all applicable federal, state and provincial securities laws

The Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrant Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal, state and provincial securities laws.  The Warrant Shares issuable upon exercise of the Warrants will be issued in compliance with all applicable federal, state and provincial securities laws.

2.8Governmental Consents and Filings.
  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Borrower in connection with the consummation of the transactions contemplated by this Agreement except for filings pursuant to Regulation D of the Securities Act, and applicable state and provincial securities laws, which have been made or will be made in a timely manner.

2.9Litigation.
  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Borrower’s knowledge, currently threatened (i) against the Borrower or any officer, director or employee of the Borrower that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Borrower’s operations or business.  Neither the Borrower nor, to the Borrower’s knowledge, any of its officers, directors or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Borrower).  There is no action, suit, proceeding or investigation by the Borrower pending or which the Borrower intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Borrower) involving the prior employment of any of the Borrower’s employees, their services provided in connection with the Borrower’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.10Intellectual Property.
  The Borrower owns or possesses sufficient legal rights to all intellectual property (including all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, information and proprietary rights and processes as are necessary to the conduct of the Borrower’s business as now conducted and as presently proposed to be conducted) without any known conflict with, or infringement of, the rights of others.  To the Borrower’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Borrower violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.  Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the intellectual property, nor is the Borrower bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.  The Borrower has not received any communications alleging that the Borrower has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.  The Borrower has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Borrower’s business.  To the Borrower’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Borrower.  Each employee has assigned to the Borrower all intellectual property rights he or she owns that are related to the Borrower’s business as now conducted and as presently proposed to be conducted. For purposes of this Section 2.10, the Borrower shall be deemed to have knowledge of a patent right if the Borrower has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.11Tax Returns and Payments.
  To the Borrower’s knowledge, there are no federal, state, county, local or foreign taxes dues and payable by the Borrower which have not been timely paid.  There are no accrued and unpaid federal, state, country, local or foreign taxes of the Borrower which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Borrower intends in good faith to file as soon as practicably possible all federal, state, county, local and foreign tax returns that it is required to file and which are currently due.

2.12Prior Security.  There are no security interests currently existing on the assets and collateral that are the subject of the Security Agreement.

2.13Budget.  The Borrower shall use the funds from the Principal Sum as set out in Exhibit B attached hereto. If the Principal Sum is less than the total amounts included on Exhibit B, the Borrower must use the Principal Sum to satisfy the amount due on Exhibit B in the following order (i) to UBC, (ii) to the Finder’s Fee, (iii) to MCSI and (iv) thereafter to satisfy any of the other amounts set forth on Exhibit B.  If the Principal Sum exceeds the total amounts included on Exhibit B, the Borrower will consult with the Representative on the use of the difference.  Any change in the use of such funds must be approved by the prior written consent of the Representative (as defined in the Security Agreement).

Article 3
TERMS OF LOAN AND REPAYMENT THEREOF

3.1                      Principal Sum Loan by the Lenders to the Borrower.   It is hereby expressly acknowledged and agreed by the Parties hereto that the Lenders will advance, by way of Loan or Loans to the Borrower under the terms and conditions of this Agreement, up to the aforementioned Principal Sum of U.S. $175,000 at such time or times, and in such amount or amounts, as may be agreed upon in advance and in writing by each of the Parties hereto prior to the advancement of any such Loan or Loans (each such date of advance of any Loan hereunder being an “Effective Date” of such Loan or Loans for the purposes of this Agreement).  In the event that a Lender advances or Lenders advance Loans of less than $175,000, an additional Lender may advance a Loan of up to the difference between $175,000 and the Loans advanced, provided that such additional Lender is approved by all parties to this Agreement and that such Lender becomes a Party to this Agreement and the Security Agreement.  The Borrower and each Lender agree that the Loan of any Lender that becomes a party to this Agreement after the date into which it is first entered shall rank pari passu with the Loans of the Lenders under this Agreement.  The Borrower shall maintain and update Exhibit A to this Agreement each time that a Loan is advanced hereunder.

3.2                      Security for the Loan.   The Parties hereto all acknowledge that up to the entire Principal Sum will be advanced by a Lender to the Borrower by way of Loan and subject to the fulfillment and/or the continuing fulfillment of the following conditions to the satisfaction of the Lender in its sole and absolute discretion from time to time:

(a)	the execution by the Borrower of this Agreement:

(b)	the granting and delivery by the Borrower to such Lender of the Security and all other supporting documents required under this Agreement;

(c)
the execution and delivery by the Borrower to such Lender of the form of debenture (the “Debenture”) for the portion of the Principal Sum advanced by such Lender and any Interest thereon which is attached hereto as Schedule “A” and which forms a material part hereof;

(d)	the execution and delivery by the Borrower to such Lender of a warrant certificate (the “Warrant Certificate”) which is attached hereto as Schedule “B” and which forms a material part hereof;

(e)
the execution and delivery by the Borrower to such Lender of the form of security agreement (the “Security Agreement”) for the Principal Sum and any Interest thereon which is attached hereto as Schedule “C” and which forms a material part hereof;

(f)	no default has occurred under any of the terms of the Agreement or the terms of the Security;

(g)
the Borrower has not made an assignment for the benefit of any of its creditors, has not been declared bankrupt, has not made a proposal or otherwise taken advantage of provisions for relief under the British Columbia Bankruptcy Act, the British Columbia Company’s Creditors Arrangement Act or similar legislation in any jurisdiction, has not made an authorized assignment or suffered an appointment of a receiver or receiver-manager over all or any part of its assets and business, and an order of execution or execution proceedings has not been taken as against any of its assets that remains unsatisfied for a period of 10 calendar days; and

(h)
without the prior consent of William S. Rosenstadt, who such Lender hereby grants a power of attorney to act on its behalf in connection with this subsection 3.2(h), the Borrower has not created or permitted to exist any charge, encumbrance or lien or claim against or any security interest in any of its assets and properties which rank or could in any event rank in priority to or pari passu with the Security of such Lender under this Agreement.

3.3                      Interest on the Loan.   The portion of the Principal Sum advanced by a Lender to the Borrower from time to time shall bear interest commencing on the Effective Date of any such Loan at the rate of thirty percent (30%) per annum (and if such rate is deemed usurious, the maximum non-usurious rate of interest that Lender is permitted under the applicable law of the jurisdiction that found such rate to be usurious to contract for, take, charge, or receive from Borrower), calculated daily and payable in full quarterly during the continuance of any portion of a Loan hereunder (herein, again, the “Interest”) prior to maturity.  Any change in the interest rate due to usury laws shall not require an amendment to this Agreement.

3.4                      Repayment of the Principal Sum portion of the Loan.   The Borrower hereby covenants to repay to the Lenders, as required under the terms of this Agreement, all Principal Sum and monies which have heretofore been advanced by the Lender to the Borrower under this Agreement, together with all outstanding Interest and Loan Fees thereon, at or before 5:00 p.m. (Vancouver, British Columbia, time) on the first business day which is one hundred and eighty (180) days from the Effective Date of each such Loan advance hereunder (the “Final Principal Sum Payment Date” in each such instance); failing which the Lenders may immediately realize upon any of the Security which has been provided by the Borrower to the Lenders in accordance with the terms of this Agreement.

3.5                      Prepayment and Redemption of the Loan.   The Borrower may prepay and redeem any portion of the Principal Sum portion of the Loan in whole or in part at any time prior to the Final Principal Sum Payment Date (the “Right of Redemption”) and in the manner as set forth immediately hereinbelow by providing each Lender with not less than five calendar days’ prior written notice (the “Redemption Notice”) of its Right of Redemption intention to redeem and repay all or any portion of the Principal Sum and any Interest accrued thereon which would be due and owing by the Borrower to the Lender at the end of such five-day period (collectively, the “Redemption Amount”) (such day at the end of such five-day period being the “Redemption Date” and, for clarity, such Redemption Date would be the date to which such Principal Sum and Interest would be calculated and due and payable to the Lender at the close of business, in Vancouver, British Columbia, Canada, on such Redemption Date).  In the event that the Borrower partially prepays and redeems outstanding Loans, the Borrower shall partially prepay and redeem each outstanding Loan on a pro-rata basis according to the size of each Loan in comparison to the size of all the Loans.

In order to provide such Redemption Notice, the Borrower will be required, at the date of its delivery to the Lenders of the Redemption Notice, to provide to the Lenders’ counsel, or to such other mutually agreeable holder (the “Escrow Holder”), a certified cheque or bank draft representing the entire Redemption Amount and made payable to the Lenders in funds of the United States, or funds by way of wire transfer to such designation as may be directed by the Lenders in their sole and absolute discretion, in the amount of any such Redemption Amount.  Thereupon, and should the proposed Redemption Amount in fact represent all of the Principal Sum and any Interest accrued thereon which would be due and owing by the Borrower to the Lenders under this Agreement at the Redemption Date, then the Lenders will be required to provide to the Escrow Holder, and as soon as reasonably possible after its receipt of the Redemption Notice, all such registerable discharges as may be necessary to relieve the Borrower of any obligation to the Lenders under each of this Agreement and each and every other Security instrument already provided by the Borrower to the Lender under the terms and conditions of this Agreement (collectively, the “Discharges”).

On the second business day subsequent to the Redemption Date the Escrow Holder, if applicable, shall deliver to the Lenders the Redemption Amount and, only if also applicable, to the Borrower the Discharges, and, unless otherwise directed in writing by the Parties prior thereto, to the Parties’ respective addresses for notice and delivery as set forth on the front page of this Agreement.

3.6Right of First Refusal

(a)           Grant.  The Borrower hereby unconditionally and irrevocably grants to the Lenders a Right of First Refusal to purchase all or any portion of debentures, promissory notes or other form of debt or loan that the Borrower may propose to sell, offer or issue at the same price and on the same terms and conditions as those that the Borrower proposes to sell to a third party (the “Prospective Transferee”).  If more than one Lender elects to exercise this right, such Lenders may purchase such debenture, promissory note or other form of debt or loan on a pro-rata basis determined by comparing the Loan of each participating Lender against the aggregate Loans of the participating Lenders.  If any participating Lender elects to purchase less than its pro-rata amount, the difference may be purchased by the participating Lenders.

(b)           Notice.  The Borrower must deliver a proposed issuance notice (the “Proposed Issuance Notice”) to the Lenders not later than twenty (20) days prior to the consummation of such issuance of debentures, promissory notes or other form of debt or loan.  Such Proposed Issuance Notice shall contain the material terms and conditions (including price and form of consideration).  The Lenders shall have ten (10) days from receipt of the Proposed Issuance Notice to notify the Borrower that it intends to exercise it right of first refusal.

Article 4
SECURITY FOR THE LOAN

4.1                      Initial Security by way of Debenture.   As security to the Lenders for the due and punctual repayment of the Principal Sum and any Interest thereon from time to time in accordance with the terms of this Agreement, the Borrower shall provide the Lenders, upon the Execution Date of this Agreement, with a duly executed Debenture, in the form of the Debenture which is attached hereto as Schedule “A”, therein mortgaging, charging, assigning and transferring to the Lenders, and granting to the Lenders a fixed and floating charge and a security interest in all the Borrower’s right, title and interest in and to all then presently owned or held and after acquired or held personal property, assets and undertakings of whatsoever nature or kind and wheresoever situate and all proceeds thereof and therefrom (collectively, the “Collateral”), and such other security as was granted to the Lenders therein.

4.2                      Further Security by way of Security Agreement.   As additional security to the Debenture and for the due and punctual repayment of the Principal Sum and any Interest thereon from time to time in accordance with the terms of this Agreement, the Borrower shall also provide the Lenders, also upon the Effective Date of this Agreement, with a duly executed Security Agreement under the provisions of the British Columbia Personal Property Security Act, in the form of the Security Agreement which is attached hereto as Schedule “C”.

4.3                      Further Security by way of registration of Security.   As further security to the Debenture and the Security Agreement and for the due and punctual repayment of the Principal Sum and any Interest thereon from time to time in accordance with the terms of this Agreement, the Borrower shall also provide the Lenders, also upon the Effective Date of this Agreement, with such other Security documentation (and including, without limitation, promissory notes, security instruments and United States Uniform Commercial Code registration statements) as may be required by the Lenders and their counsel, acting reasonably, in order to evidence the Loan, together with and all other supporting documents required under any such Security documentation.

4.4                      No merger.   The Security, additional security and supporting documents shall not operate so as to create any merger or discharge of any indebtedness or liability of the Borrower, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security of any form held or which may hereafter be held by the Lenders from the Borrower or from any other person whomsoever.

4.5                      Waiver.   Each Lender may waive any breach or default of the Borrower of this Agreement and no failure or delay on the part of such Lender to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any such waiver be deemed to be a waive of any subsequent similar default or other event.

Article 5
WARRANTS

5.1                      Issuance of Warrants.   In consideration of the Lenders’ agreement to advance up to all of the proposed Principal Sum by way of Loan to the Borrower in accordance with the terms and conditions of this Agreement and its related Security and supporting documents, the Borrower hereby agrees to issue to the Lenders, on each Effective Date of any Principal Sum advance hereunder, transferable common stock share purchase warrants (each of “Warrant”) exercisable at two cents, U.S. $0.02 per warrant in an amount equal to the greater of (i) three million, five hundred thousand (3,500,000) warrants or (ii) upon the completion within the next twelve months of any share consolidation or debt settlement, warrants exercisable into shares of common stock equal to four and three hundred and seventy five thousandths of a percent (4.375%) of the outstanding shares of common stock and shares of common stock underlying other outstanding convertible securities (“Post-Consolidation Share Capitalization”). For each $1,000 advanced in a Loan by a Lender, that Lender shall receive the greater of (i) 20,000 warrants (so that, by way of example, if the Principal Sum is $175,000, then 3,500,000 Warrants shall be issued) or (ii) 0.025% (so that, by way of example, if the Principal Sum is $175,000, then 4.375%) of the Post-Consolidation Share Capitalization.  In the event that 0.025% of the Post-Consolidation Share Capitalization is greater than 20,000 shares of common stock, then the Borrower shall issue each Lender warrants to purchase shares of common stock on materially the same terms as the Warrants in the amount of the difference between the two amounts for each $1,000 advanced by such Lender.

5.2                      Terms of the Warrants.   The Warrants will be registered in the name of the applicable Lender as set out in Exhibit A and will be transferable in compliance with the United States Securities Act of 1933, as amended (the “U.S. Act”).  Each such Warrant will entitle the holder to purchase one common share of the common stock of the Borrower (each a “Warrant Share”) for the period commencing upon the date of issuance of the Warrants by the Borrower and ending at 5:00 p.m. (Vancouver, British Columbia, time) on the day which is two years from the date of issuance of the within Warrants (such time period being the “Warrant Exercise Period” herein), at an exercise price of U.S. $0.02 per Warrant Share during the Warrant Exercise Period.

5.3                      Warrant certificates.   The terms and conditions which govern the Warrants will be referred to on the certificates representing the Warrants and will contain, among other things, anti-dilution provisions, cashless exercise provisions and provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issuable on the exercise of the Warrants upon the occurrence of certain events including any subdivision, consolidation or reclassification of the common shares, the payment of stock dividends and the amalgamation of the Borrower.

5.4                      Other financings.   The issue and terms of the Warrants will not restrict or prevent the Borrower from obtaining any other financing or from issuing additional securities or rights during the period within which the Warrants are exercisable.

5.5                      Replacement Warrant certificates.   If a warrant holder exercises any Warrants, the Borrower will promptly issue to the Lender the number of Warrant Shares equal to the number of Warrants exercised and deliver to the Lender a certificate representing the Warrant Shares.

5.6                      Lenders’ eligibility for Warrants.   Each Lender acknowledges and warrants (and has made diligent inquiries to so determine or has the sophistication and knowledge to know the Lender’s status without concern of error), on which the Borrower relies, that the Lender will be acquiring the Warrants on a private basis and without infraction of or impedance by the Lender’s domicile laws due to one or more of the following:

(a)
the Lender is an eligible and exempt investor under the laws of the Lender’s domicile by either being a person who complies with exemptions from prospectus requirements or is otherwise exempt by virtue of the Lender’s wealth, income and investment knowledge or capacity; or

(b)	the Lender is acquiring a value in Warrants constituting an exempt investment under the laws of the Lender’s domicile; or

(c)	the Lender’s domicile laws do not restrict investment.

5.7                      Risks of subscription.   Each Lender acknowledges that no party independent of the Borrower has made or will make any opinion or representations on the merits or risks of an investment in any of the Warrant Shares unless sought out by the Lender; which the Lender is encouraged to do. Each Lender is aware that an investment in the Warrant Shares is a speculative and risky investment, the Lender warrants that it could tolerate the full loss of the investment without significant or material impact on the Lender’s financial condition and the Lender waives all claim or liability of the Borrower for any loss in value of any investment in the Warrant Shares.

5.8                      Registration Rights.                                                      The Borrower shall grant the Lenders “piggyback” registration rights as set out in the Piggyback Registration Rights Agreement attached hereto as Schedule D.

Article 6
DEFAULT

6.1                      Default.   Notwithstanding any other provision of this Agreement, the occurrence of any of the following events or conditions will also constitute a default (the “Default”) under this Agreement by the Borrower:

(a)
the Borrower does not observe or perform any of the Borrower’s obligations under this Agreement and shall fail to cure such default within 10 calendar days after receipt of notice thereof in writing by the Borrower from a Lender;

(b)	any representation, warranty, covenant or statement made by or on behalf of the Borrower to a Lender is untrue in any material respect at the time when or as of which it was made;

(c)	the Borrower ceases or threatens to cease to carry on in the normal course the Borrower’s business or any material part thereof;

(d)
a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower for any substantial part of the Borrower’s property, or for the winding-up or liquidation of the Borrower’s affairs;

(e)
the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of any order for relief in an involuntary case under any such law or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or for any substantial part of the Borrower’s property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay the Borrower’s debts as they become due, or shall take any action in furtherance of any of the foregoing; or

(f)	the Borrower defaults under any material contract to which it is a party or under any loan or other financing contract or agreement to which it is a party.

6.2                      Additional remedies.   Notwithstanding any other provision of this Agreement, upon Default the Lenders will have, in addition to the rights and Security specifically provided for in this Agreement, all of the rights and remedies available to a secured party under the provisions of the British Columbia Personal Property Security Act, as well as the rights and remedies recognized at law and in equity, and to this end upon Default the Borrower hereby appoints the Representative,  as the Borrower’s irrevocable, true and lawful attorney-in-fact with all necessary power and authority to:

(a)
endorse the name of the Borrower upon any cheques or other evidences of payment or any document or instrument that may come into the possession of the Lenders as proceeds of or relating to the Collateral;

(b)	demand, sue for, collect, compromise and give acquittances for any and all Collateral;

(c)	prosecute, defend or compromise any action, claim or proceeding with respect to the Collateral;

(d)	notify any of the obligors with respect to the accounts or the assignment of the accounts and direct such obligor to make payment to the Lenders; and

(e)	take such other action as the Lenders reasonably may deem appropriate, including extending or modifying the terms of payment of the accounts.

No right will be exclusive of or dependent upon or merge in any other right, and one or more of such rights may be exercised independently or in combination from time to time.

6.3                      Penalty on Default.   In addition to the Interest provided for herein, after Default, maturity and judgment, a one percent (1%) penalty will be due and payable by the Borrower to the Lenders for each case of Default which has not been cured within 10 business days after receipt of notice thereof in writing by the Borrower from a Lender.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF each of the Parties hereto has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.

The COMMON SEAL of)
TAPIMMUNE INC.,)
the Borrower herein,)
was hereunto affixed in the presence of:)(C/S)
)
)
)
Authorized Signatory)

[----------------------]) a Lender herein,) By: [-----------------]

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